Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of River Valley Bancorp on Form S-8, File No. 333-39053, of our report dated August 13, 2012, on our audit of the financial statements of Dupont State Bank as of December 31, 2011, and for the year then ended, which report is included in River Valley Bancorp’s Form 8-K/A filed on or about January 25, 2013.

/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio
January 25, 2013